UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2006

SIBLING ENTERTAINMENT GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

333-60958	13-3963541
Commission File Number)	(IRS Employer Identification No.)

511 West 25th Street Suite 503 New York, New York 10001	(212) 414-9600
(Address of Principal Executive Offices)	(Telephone Number including Area Code)

---

(Former Name or Former Address, if Changed Since Last Reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On Monday, January 9, 2006, Sibling Entertainment Group, Inc. (the “Company”) entered into a Grant of Rights and License Agreement (the “Rights Agreement”) with the Red Hat Society, Inc., a Nevada Corporation with offices located at 451 South Acadia Avenue, Fullerton, CA 92831 (“RHS”).

RHS is a corporation formed to support women “of a certain age” and to enhance the enjoyment of their lives. RHS owns, without restriction the rights to exploit its concept and the various elements thereof that are of a unique and protectable nature (collectively the “Red Hat Rights”).

Pursuant to the terms of the Rights Agreement, the Company, as a theatrical producer engaged in the business of producing plays acquired from the RHS, subject to the Company’s exercise of its options and payment of the amounts specified in the Rights Agreement, certain rights including (i) dramatization rights in order to have a musical play adaptation based on the Red Hat Rights, (ii) theatrical production rights, (iii) limited audio-visual rights, (iv) certain Merchandising and Subsidiary Rights Income participation, and (v) rights to create and exploit sequels.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, a copy of which is filed as Exhibit 1.1 and by this reference made a part hereof.

 Cautionary Statements

This report contains forward-looking statements. Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this report generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIBLING ENTERTAINMENT GROUP, INC.

Dated: January 12, 2005	By:	/S/ JAMES CARDWELL
James Cardwell Chief Financial Officer and Director

EXHIBIT INDEX

Exhibit No.	Description
1.1	Agreement made this 9th day of January, 2006, by and among Sibling Entertainment Group, Inc., a New York corporation, and the Red Hat Society, a Nevada corporation.

EXHIBIT 1.1 RIGHTS AGREEMENT

RED HAT PROJECT

GRANT OF RIGHTS AND LICENSE AGREEMENT

AGREEMENT, effective as of the 1st day of January, 2006, by and between The Red Hat Society (hereinafter referred to as the “Holder”), 451 South Acadia Avenue, Fullerton, CA 92831 and Sibling Entertainment Group, Inc. (hereinafter referred to as “Producer”) 511 West 25th Street, New York, NY 10001.

W I T N E S S E T H :

WHEREAS, Holder is a for profit entity formed to support women “of a certain age” and the enjoyment of their lives;

WHEREAS, Holder owns, without restriction the rights to exploit their concept and various elements thereof that are of a unique and protectable nature (hereinafter referred to as the “Red Hat Rights”);

WHEREAS, the Producer is in the business of producing plays and desires to acquire from the Holder certain rights in and to the Red Hat Rights, including (i) dramatization rights in order to have a musical play adaptation based on the Red Hat Rights created, (ii) theatrical production rights, (iii) limited audio-visual rights, (iv) certain Merchandising and Subsidiary Rights Income participation, and (v) rights to create and exploit sequels; and

WHEREAS, Producer and Holder shall jointly control the Play upon its creation, subject to the terms and conditions of this agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is agreed as follows:

1. DEFINITIONS: The following words when used in this Agreement shall be defined as hereinafter set forth:

1.1.	“Play” shall mean the musical play to be created for Producer based upon the Red Hat Rights, which shall be jointly owned and controlled by Producer and Holder.

1.2.	“Author” shall mean the Bookwriter, Lyricist and Composer, engaged by Producer.

1.2.1.	Producer and Holder acknowledge that discussions have commenced with Marcia Milgram Dodge and Anthony Dodge as bookwriters.

1.2.2.

Producer has also discussed various alternatives to securing the music and subject to the approval rights contained herein, reserves the right to pursue a single party as Lyricist and Composer or to use new or previously composed music from various parties.

1.3.	“Author’s Agreement” means the agreement (or agreements taken as a whole) to be entered into by and between the Producer and the Author with respect to writing and producing the Play.

1.4.

“Gross Weekly Box Office Receipts” shall be defined as provided in the agreement forming the financing entity presenting the initial presentation of the Play which shall be substantially as set forth in Exhibit I attached hereto and made a part hereof.

1.5.

“Weekly Operating Profits” shall be defined as provided in the agreement forming the financing entity presenting the initial presentation of the Play which shall be substantially as set forth in Exhibit I attached hereto and made a part hereof.

1.6.	“Production Date” shall be the date or extended date by which Producer must present the Play to retain its rights hereunder as set forth in Paragraph 4 below.

1.7.	“Option Period” shall be the time period commencing with the date of this Agreement and running until the Production Date.

1.8.

“Sequels” shall mean new presentations based on the Red Hat Rights and the Play as well as modifications of the Play in order to reflect the ongoing growth and change to the Red Hat Society, all of which shall be subject to Holder’s approval.

1.9.

“Subsidiary Rights” shall be defined in accordance with the standards of the theatrical industry as practiced in New York City substantially as set forth in Exhibit I attached hereto and made a part hereof, except that merchandising rights are reserved to Holder.

2. GENERAL STATEMENT OF INTENTION OF PARTIES:

2.1.

Creation of the Play: Although the Producer shall have the primary responsibility to retain the Author and have the Play created, the Producer and Holder shall act jointly in the creative process and in the exercise of all approvals.

2.2.

Ownership: Producer and Holder shall to the extent the copyright laws permit act as the owners/authors of the Play. Contracts with third parties shall, to extent permissible, be in the nature of “writers for hire” with provision to assign rights where “writer for hire” treatment is not available. The parties acknowledge that with respect to the inclusion of music and lyrics not specifically prepared for the Play, such materials will be licensed.

2.3.

Consideration: As provided below, although this agreement provides for the license and grant of rights with specific provisions on compensation, Holder shall be entitled to share equally in the producer’s share of income from the exploitation of the Play, as delimited below. The intention of the compensation provisions is to set forth that relationship and the parties reserve the right to revisit such terms in the event they do not reflect that understanding. It is specifically understood that the equal participation is not to affect the rights of a party to consideration for providing funding to any portion of the project of exploiting the Play.

3. GRANT OF RIGHTS/RESTRICTIONS AND HOLDBACKS:

3.1.	Grant Of Rights: The Holder hereby grants to the Producer, subject to the terms and conditions hereof, the following exclusive rights, to be exercised alone or in association with others:

3.1.1.

The right to cause the Play to be written based upon or adapted from the Red Hat Rights by such person(s) as the Producer may select to write the Play, such parties to be subject to the approval of Holder.

3.1.1.1.

Holder acknowledges that in writing or rewriting the Play, Producer and the Author may use, omit, rearrange, transpose, interpolate in, add to and subtract from the Red Hat Rights and all of its component parts, including, but not limited to, the characters, theme, action, and title to such extent as Producer and/or the Author shall deem desirable, subject to Holder’s approval.

3.1.2.	The right to produce, present and exploit the Play, throughout the world, subject to the terms of this Agreement.

3.1.3.

The right to create, produce, present and exploit Sequels substantially in accordance with the terms of this agreement (including Holder’s right to approve all aspects of such sequels) modified as the context requires.

3.1.4.

The right, no more frequently than every calendar year, to create an audio visual presentation of the Play as currently being performed for exploitation as Producer and Holder may mutually determine other than as a television (whether cable or broadcast) or theatrical release (the “DVD”)

3.2.	Merchandising and Rights to Logo:

3.2.1.	The parties agree to have a logo and advertising materials prepared, at cost of Producer but subject to the approval of Holder. Upon creation, all rights in and to the logo shall rest in Holder.

3.2.2.

Producer shall have the right, without charge by Holder to use the logo on all publicity and advertising it may have prepared or created in connection with the exploitation of the Play and with respect to any and all permitted uses of the Play.

3.2.3.

Although Holder retains the right to merchandise the Red Hat Rights, Holder acknowledges that by the production of the Play, Producer has added value to such merchandising rights, therefore, in consideration thereof, with respect to sales of “Commercial Use Products”, as defined in §3.2.3.4 hereof, the Producer shall receive the following:

3.2.3.1.

in connection with the sale of such Commercial Use Products on the premises of theatres in which the Producer presents the Play, a sum equal to ten (10%) percent of the gross retail sales, (after deduction of sales taxes and credit card charges) but in no event more than fifty (50%) of Holder’s net receipts from such sales (i.e., the license fee paid to Holder where Holder only licenses the right to create such Products or the gross amounts paid for such Products less all customary third party costs actually incurred in the creation, manufacture and sale of such Commercial Use Products, such amount referred to herein as “Net Profits”). Such payments shall be made no less frequently than within thirty days of the end of each calendar quarter, together with customary statements. Producer shall have audit rights in connection therewith.

3.2.3.2.

in connection with the sale on the premises of theatres in which the Producer presents the Play of merchandise related to or created by the Red Hat Society which does not constitute Commercial Use Products (i.e., merchandise that is not related to the Play as described in Paragraph 3.2.3.4) a sum equal to five (5%) percent of the gross retail sales, (after deduction of sales taxes and credit card charges).

3.2.3.3.	With respect to sales of Commercial Use Products in other locations, a sum equal to fifty (50%) percent of Holder’s Net Receipts from such sales.

3.2.3.4.

“Commercial Use Products” shall mean wearing apparel, toys, games, figures, dolls, novelties, food products, souvenir books and programs, and any other physical property representing a character in the Play or using the name, character or the title of the Play or otherwise connected with Producer’s production of the Play or its title.

3.2.4.	Net Receipts from the sale of the DVD will be divided equally between Producer and Holder.

3.2.5.

Holder shall have the right, at its sole cost and expense, to market its programs and merchandise in the program for each production of the Play hereunder and Producer further agrees to use its commercially reasonable efforts to ensure that Holder may conduct such marketing activities in any theatre in which the Play is presented hereunder, either in connection with the sale of Commercial Use Products or in a separate kiosk designed for such purpose..

4. PRODUCTION DATE:

4.1.

Length of Option: Provided Producer has timely paid the Advance pursuant to Paragraph 5.1, the Producer’s rights pursuant to Paragraph 3 of this Agreement shall, except as hereinafter provided, terminate and any and all rights granted hereunder to Producer shall revert to the Holder twelve (12) months from the date hereof unless on or before that date Producer has secured the services of bookwriter, lyricist and composer pursuant to written agreement (defined above as the “Author’s Agreement”). If Producer has entered into the Author’s Agreement before the end of such period, the Option may be extended for an additional 12 months if such time is required for the benefit of the presentation.

4.1.1.	Producer currently anticipates that the initial paid public performance of the Play shall take place prior to October 15, 2006.

4.1.2.

Presentation of the initial paid public performance of the Play at any time during such period shall be deemed exercise of the Option. The date that rights terminate pursuant to this Paragraph shall hereinafter be referred to as the “Production Date”.

4.2.

Exercise of Option: While Producer has no obligation to produce or present the Play, the parties acknowledge that Producer shall exercise its option by presenting the first paid public performance of the Play prior to the Production Date specified in this Paragraph 4.

4.3.

Term of Rights: Once the Option has been exercised, the right to present the Play (and Sequels) shall continue, for a period not to exceed 7 years from the official opening of the first production of the Play hereunder (unless extended by Holder in the exercise of its sole absolute discretion) so long as Holder receives as royalties and Adjusted Net Profits (the “Minimum Payment’), no less than $100,000 in each of the first two (2) twelve month periods commencing on the date of the first public performance (each 12 month period referred to herein as a “Production Year”), and $150,000 for each Production Year thereafter. Producer shall have the right for one, and only one, Production Year to pay such difference between the amount actually earned by Holder for such Production Year and the Minimum Payment due for such year, in satisfaction of this obligation.

5. COMPENSATION TO HOLDER AND PRODUCER:

5.1.	Advances/Option Payments: Producer agrees to pay to Holder, in order to maintain Producer’s rights hereunder, as a non-returnable, non-recoupable fee:

5.1.1.	$20,000 upon execution hereof for the first twelve (12) months from the date hereof.

5.1.2.	$20,000 prior to the expiration of the initial 12 months for additional twelve (12) months.

5.2.	Continuing Compensation: In satisfaction of the agreement of the parties with relationship to the participation in income derived from the exploitation of the Play, the Holder shall receive:

5.2.1.

Royalties: Producer shall pay to the Holder, for each week of performances for each company of the Play, a sum equal to no less than the greater of (i) two (2%) percent of Gross Weekly Box Office Receipts, or (ii) the royalty payable to Producer as producer of the Play.

5.2.1.1.

Fixed Fee Bookings: In connection with any so called guaranteed or fixed fee bookings including “bus and truck” engagements or Las Vegas, Lake Tahoe and Reno productions, the Holder’s royalties shall be computed on the same basis as the Producer.

5.2.1.2.

Royalty Waiver: Holder hereby agrees to waive, defer, accept an alternate royalty or otherwise reduce the royalty payable to the Holder hereunder, whenever the Producer agrees to such waiver, deferment, alternate royalty or reduction, in a proportionate manner.

5.2.1.3.

Weekly Operating Profits: Holder acknowledges that Producer reserves the right to make all royalty payments based on weekly operating profits of each company and Holder agrees to accept payments on such basis so long as Holder’s royalties are paid proportionately to Producer.

5.2.2.

Adjusted Net Profit Participation: Producer shall further pay Holder one-half (1/2) of the producer’s share of “Adjusted Net Profits” of the limited liability company or other entity formed to produce each company of the Play hereunder. “Adjusted Net Profits” shall be defined as in the agreement used in connection with the financing of each such entity which shall be substantially as set forth in Exhibit I attached hereto and made a part hereof. With respect to the producer’s share, the parties acknowledge that such share shall be net of payment to third parties providing money or services to such company, the intention being that the parties share equally in the amount of Adjusted Net Profits paid or payable to Producer, for its services as producer. Payments pursuant to this paragraph shall be made at the same time or times as payments made to the investors in such entity. Copies of all statement to which such investors are entitled shall be sent to Holder at the same time such statements are sent to investors.

5.2.3.	Producer’s Fee: In the event that Producer takes a fee based on the capitalization of any company presenting the Play, such fee shall be shared equally with Holder.

5.2.4.

Office Expense: Producer shall be entitled to receive a weekly office expense charge from each company presenting the Play as is standard for the theatrical industry estimated at $1,250 per week, and Holder shall not participate therein. Holder shall have reasonable approval of the amount of such Office Expense.

5.2.5.

Weekly Management Fee: Producer shall be entitled to receive a weekly fee from each company presenting the Play as is standard for the theatrical industry, estimated to be $1,250 per week, and Holder shall not participate therein. Holder shall have reasonable approval of the amount of such Weekly Management Fee.

5.2.6.	Marketing Services: Holder shall have the right to provide marketing services in connection with the Play, provided that such services are provided at competitive rates.

5.2.7.

Audiovisual Production and Distribution: It is agreed that Hats Off Entertainment, an affiliate of Holder (or other service provider designated by Holder), shall have the right to provide audiovisual production and distribution services in connection with the DVD version and any other approved audio visual versions of the Play hereunder, provided that such services are provided at competitive rates.

5.2.8.	Trust Fund and Payment:

5.2.8.1.

Trust Fund: All compensation due to the Holder from Producer shall belong to the Holder and shall be held in trust by the Producer as the Holder’s property until payment. The trust nature of such fund shall not be questioned, whether the monies are physically segregated or not.

5.2.8.2.

Payment: Royalty payments shall be made not later than when paid to Producer and shall be accompanied by daily box office statements of each performance of the Play during such week signed by the Treasurer of the theatre in which the Play is presented and countersigned by the Producer or its duly authorized representative.

5.2.8.3.

Termination and Cure: If Producer at any time fails to make any payment when due (time being of the essence of this Contract) Holder may, at Holder(s option, send Producer written notice to correct such failure or breach. Within 10 business days after the receipt of such notice, Producer shall either correct such breach or, if Producer disagrees with Holder(s allegations, Producer shall send Holder written notice thereof within such 10 days, setting forth the reasons for such disagreement. If Producer does not, within said 10-day period, correct such breach or send Holder the above mentioned notice, then all of Producer(s rights granted pursuant to this Contract shall cease, terminate and revert to Holder upon the expiration of said 10-day period. If Producer does send the notice of disagreement, the parties shall negotiate, in good faith, to resolve such disagreement. If such disagreement is not resolved to the satisfaction of Holder within 15 days of receipt of such notice including any payments, if any of any amounts agreed to by the parties, is not made within such 15 day period, Holder may demand that Producer deposit the amount at issue with a third party (counsel for Holder being an acceptable third party) to be held, in escrow pending resolution of the matter. Failure to make such deposit shall be deemed an incurable breach. Upon such deposit, Producer shall have a period of 30 days to continue discussions or commence an action to resolve such disagreement. If the matter has not been resolved or an action is not commenced within such 30 days, the funds shall be delivered to Holder, in satisfaction of its cliam and cure of the breach. If Producer does commence an action, the funds shall remain in escrow pending final resolution of the disagreement. The obligation to make all other payments under this Contract, during the pendency of the action, shall remain subject to the terms of the Contract and this provision. Notwithstanding the foregoing, where rights to present a company of the Play are licensed to a third party, and Holder has agreed and consented to such license, Holder agrees to look solely to such licensee for payments due thereunder. Failure of the licensee to make payments shall not be deemed a failure of Producer.

5.3.

Holder’s Participation in Author’s Income: Where Producer and Holder, as owner/authors of the Play participate in income from sources other than the presentation of the live stage work, they shall share in such income equally.

5.3.1.	It is specifically understood that the Holder shall have the right to approve all exploitations of Subsidiary Rights in the Play.

5.3.2.

Nothing herein shall be deemed to grant merchandising rights to Producer, whether separately or as part of any other grant of rights, including without limitation, any grant of audio visual rights in the Play.

5.4.

Separate Music And Lyrics: Neither Holder nor Producer shall be entitled to receive any of the proceeds derived from the exploitation or other use of the separate music and lyrics of the Play, including but not limited to, mechanical royalties, synchronization fees and income from sheet music. Holder and Producer shall, however, participate equally in cast album, show album and motion picture and television sound track album income.

6. APPROVALS: Holder shall have the following additional approvals in connection with the creation of the Play and productions of the Play by Producer;

6.1.	The book of the Play and the music incorporated therein are subject to the approval of the Holder, not to be unreasonably withheld.

6.2.

The manner of presentation of the Play including the director, choreographer, music director and other members of the music staff, the designers, theatre and the cast of each production of the Play, all advertising, publicity and marketing related to the Play, the amount of the capitalization of each separate production of the Play and the venues in which the Play is presented, it being the intention of the parties that Producer and Holder shall make all decisions relating to the development and exploitation of the Play mutually.

6.3.

Holder’s decision as to any request for approval shall be promptly given in writing when requested. All approvals shall not be unreasonably withheld. In the event Holder does not respond to the request for approval within seventy-two (72) hours of receipt of such a request, (24 hours during rehearsals) Holder shall be deemed to have given its approval.

6.3.1.

For purposes of clarity, Holder reserves the right, upon written notice, to require that all requests for approval be made in writing and that Holder’s response thereto shall be in writing. Where such demand has been made, failure of Holder to respond timely to a written request for approval, shall be deemed approval of such request.

7. OWNERSHIP, MERGER AND RESERVATION OF RIGHTS:

7.1.

If the Producer presents the Play, as provided for herein for 21 performances (including no more than 8 previews, but including an opening night) then Producer and Holder shall have the sole, exclusive and perpetual right to exploit and otherwise deal in and with the Play and any and all Subsidiary Rights therein and thereto for all purposes in all media subject to the terms and provisions of this Agreement.

7.1.1.	Merger of rights in and to the Red Hat Rights shall not be deemed to occur and Holder, subject to the terms hereof, reserves to itself the right to further exploit same, in its sole discretion.

7.1.1.1.1.	Holder agrees not to exercise live stage rights (other than merchandising) in the Red Hat Rights until the expiration or termination of Producer’s right to present the Play.

7.1.2.

In the event Producer does not present the Play for the minimum number of performances described above, all rights herein granted to Producer shall terminate and revert to Holder and all restrictions on Holder hereunder shall also terminate.

8. REPRESENTATIONS AND WARRANTIES:

8.1.1.	By Holder: Holder hereby represents, warrants and agrees that:

8.1.1.1.	Holder has the sole and exclusive right to enter into this Agreement with regard to the Red Hat Rights and the full warrant and authority to grant the rights granted by it herein.

8.1.1.2.

Except as herein provided, there is not now outstanding and there has not been any grant, assignment, encumbrance, claim, contract, or interest in and to the Red Hat Rights or any of the rights granted hereunder adverse to or inconsistent with the rights granted Producer or by which the exploitation of the Producer and the enjoyment and exercise thereof by Producer might be diminished, encumbered, impaired, invalidated or affected in any way, and that except as specifically stated herein there are no restrictions or encumbrances upon the rights granted herein.

8.1.1.3.

The Red Hat Rights do not and the exercise and exploitation of the rights in the Red Hat Rights granted hereunder do not and will not, conflict with or infringe upon or violate any rights whatsoever of any person, firm or corporation, including but not limited to any copyrights (common law or statutory), property rights, personal rights, or rights of privacy or publicity and will not constitute a libel or defamation of any person, firm or corporation, and that the Red Hat Rights does not contain any unlawful matter; and that to the best of Holder’s knowledge there have not been and are no claims or litigation involving ownership or copyright in the Red Hat Rights and the rights herein granted, and to the best of Holder’s knowledge there have been and are no claims or litigation involving the Red Hat Rights, except

8.1.1.3.1.	A claim by Happy Hatters Boutique alleging that Holder infringes on their logo, which is being contested by Holder.

8.1.1.3.2.	Holder reserves the right, at its cost and expense, to require Producer to change prospectively the logo for the Play or the logo of the Holder .

8.1.1.3.3.	Holder agrees to provide notice of any other such claim or litigation within 30 days of Holder becoming aware thereof.

8.1.1.4.

That the right to use the Red Hat Society as a title has not been affected by any act or omission on its part, and that to the best of its knowledge Producer has the full right, title and authority to use said title as the title of the Play.

8.1.2.	By Producer: Producer hereby represents, warrants and agrees that:

8.1.2.1.	it has the right to enter into this Agreement and to perform fully all of its obligations and agreements hereunder and the consent of no other party is required for it to do so.

8.1.2.2.

Producer shall secure written acknowledgment by the Author that insofar as the terms and provisions of this Agreement affect the rights and interests in the Play of Author, same are agreed to by Author.

8.1.2.3.	Producer shall, on a regular basis, but not less frequently than semi-annually, provide a written business plan for the presentation of the Play and exploitation thereof.

9.    BILLING: Holder shall receive billing as the parties may mutually determine, acknowledging the marketing needs of the project.

10.   HOUSE SEATS: For each regular evening and matinee performance of the Play, except for theatre party, benefit or award voting performances, Producer shall cause two (2) pair of adjoining house seats, in the third through tenth rows of the center sections of the orchestra, to be made available at the box office for purchase at regular box office prices by the Holder or its designee. Such house seats shall be held until fifty (50) hours prior to each performance. Producer further agrees to provide equal access to house seats as are available to Producer. The Holder agrees that with respect to such house seats it will keep and maintain complete and accurate records so as to enable Producer to comply with the regulations of the Attorney General of the State of New York governing house seats.

11. ADVERTISING: Holder hereby consents to the use by Producer of Holder’s name, and information, in connection with any presentation of the Play hereunder or any exploitation of any rights in the Play hereunder or any advertising, publicity or other promotional material used in connection therewith subject, however, to the prior approval of such material by the Holder which shall not be unreasonably withheld. Holder shall be deemed to have approved of such material if within seven (7) days after Producer has submitted same, Holder fails to notify Producer in writing that Holder has disapproved of the material.

12. INDEMNITY:

12.1.	By Holder:

12.1.1.

Holder agrees to indemnify, save and hold harmless Producer, their employees, assignees and licensees and its employees, (jointly and severally referred to in this Paragraph as “Producers”) against any and all loss, damage, costs and expenses (including reasonable attorney’s fees) or recoveries (including any amounts paid in settlement) arising out of or connected with any claim by a third party which is reduced to final judgment or settled with Holder’s written consent, which is caused by or arises out of any breach of any of the warranties or representations made by Holder hereunder and Holder agrees to reimburse the Producer, within a reasonable period of time after demand by Producer therefore, for any payment made by Producer with respect to any liability or claim to which the foregoing indemnity applies.

12.1.2.	The rights and remedies of the Producer pursuant to this Paragraph shall be in addition to any other rights or remedies which it may have against the Holder and shall be without prejudice to same.

12.2.	By Producer:

12.2.1.

Producer agrees to indemnify, save and hold harmless the Holder, its employees, assignees and licensees (jointly and severally referred to in this Paragraph as “Holder”) against any and all loss, damage, costs and expenses (including reasonable attorney’s fees) or recoveries (including any amounts paid in settlement) arising out of or connected with any claim by a third party which is reduced to final judgment or settled with Producer’s written consent, which is caused by or arises out of (i) the production of the Play hereunder including, without limitation, any claims in connection with any third party investments in the Play or the compliance with any applicable securities laws or regulations in securing such investments or (ii)any breach of any of the warranties or representations or any contributions to the Play made by Producer hereunder and Producer agrees to reimburse the Holder, within a reasonable period of time after demand by Holder therefore, for any payment made by Holder with respect to any liability or claim to which the foregoing indemnity applies.

12.2.2.	Producer agrees that the Author’s Agreement will provide that the Author of the Play will indemnify the Holder against claims arising from material contributed to the Play by Author.

12.2.3.	The rights and remedies of the Holder pursuant to this Paragraph shall be in addition to any other rights or remedies which it may have against the Producer and shall be without prejudice to same.

12.3.	NOTICE FOR INDEMNITY: If Producer or Holder wishes to assert its rights to be defended and held harmless as set forth in sub-paragraphs 12.1 and 12.2 above, it must:

12.3.1.	Promptly notify the other of any claim or legal proceeding which gives rise to such right;

12.3.2.	Afford the other at his expense the opportunity to participate and fully control any compromise, settlement or other resolution or disposition of such claim or proceeding; and

12.3.3.

Fully cooperate with the reasonable requests of the other, at the others expense, in its participation in, and control, compromise, settlement or resolution or other disposition of such claim or proceeding.

13. FORCE MAJEURE: If the Producer shall be prevented from exercising any right or option hereunder, or if any production hereunder shall be interrupted, due to epidemic, fire, action of the elements, strikes, labor disputes, governmental order, court order, act of God, public enemy, wars, riots, civil commotion, illness of stars, or any other cause beyond the Producer’s control, whether of a similar or dissimilar nature, such prevention or interruption shall not be deemed a breach of this Agreement or a cause for forfeiture of the Producer’s rights hereunder, and the time for exercise of any such right or option shall be extended for the time period exercise was prevented but not to exceed six (6) months in the aggregate.

14. AUDIT AND ACCOUNTING:

14.1.

The Producer agrees to keep and maintain true and complete books and records of account in connection with the Play and agrees to retain all such records for a period of not less than three (3) years after the close of each production of the Play pursuant to the Author’s Agreement. The Holder or its designee shall have the right at the offices of Producer at any time during regular business hours upon fourteen (14) days prior notice to examine, inspect and audit such books and records and other material pertaining to the Play and the payments to the Holder hereunder and to make copies and extracts thereof.

14.2.

The Holder agrees to keep and maintain true and complete books and records of account in connection with the exploitation of merchandising rights in which the Producer participates and agrees to retain all such records for a period of not less than three (3) years after the applicable period to which such statements apply. The Producer or its designee shall have the right at the offices of Holder at any time during regular business hours upon fourteen (14) days prior notice to examine, inspect and audit such books and records and other material pertaining to the payments to the Producer hereunder and to make copies and extracts thereof.

14.3.

In the event that any amounts are due to the auditing party as evidenced by such audit, such amounts shall be promptly paid to the auditing party with interest at the maximum rate provided by law computed from the date on which such payments were due.

14.4.

Copies of all contracts executed by the Author and/or Producer, in connection with the sale, lease, license or other disposition of any rights herein granted, or in connection with the grant of any rights with regard to the Play, shall be furnished to Holder. Copies of all contracts executed by the Holder in connection with the grant of any rights in which Producer participates, shall be furnished to Producer. Each party shall use its best efforts to provide in all of such agreements for payment directly to the other party of all proceeds and participations required to be paid to such party.

15. DEFAULT: In the event of any alleged default hereunder, the party claiming such default shall give written notice thereof to the other setting forth the details thereof and giving such party ten (10) days from the sending of said written notice in which to cure said default.

16. RIGHT OF ASSIGNMENT: Subject to assumption of all obligations by any assignee, the Producer shall have the right, subject to Holder’s reasonable consent, to assign this contract to an entity formed to produce the Play, which entity may be a corporation controlled by Producer, any limited partnership of which the Producer or any affiliate controlled by Producer shall be a general partner, or a joint venture in which the Producer or any affiliate controlled by Producer shall be one of the venturers; provided that the Producer shall not be relieved of any obligations to the Holder hereunder.

17. NOTICES:

17.1.

Any notice to be given hereunder shall be sent by registered or certified mail, return receipt requested, or telecopy to a facsimile number provided by the respective party with a copy sent by regular mail, or by delivering the same personally to the parties at the addresses first set forth herein. Any party may designate a different address by notice so given.

17.2.	Copies of all notices to Producer (which shall not be deemed notice) shall be sent to:

Beckman, Lieberman & Barandes, LLP

116 John Street, Suite 1313

New York, New York 1003 8

Telephone 212-608-3500 Facsimile 212-608-9687

Attn: Robert Barandes, Esq.

17.3.	Copies of all notices to Holder (which shall not be deemed notice) shall be sent to:

Frankfurt Kurnit Klein & Selz

488 Madison Avenue

New York, New York 10022
Telephone 212-920-0120 Facsimile 212-593-9175
Attn: S. Jean Ward, Esq.

17.4.	Any notice mailed or personally delivered as aforesaid shall be deemed to have been given on the date of receipt; telecopies shall be deemed received on the business day after being sent by telecopy.

18. HEADINGS: Paragraph headings used herein are inserted for convenience only but are not part of this Agreement.

19. CONTROLLING LAW: This Agreement shall be construed and interpreted in accordance with the law of the State of New York applicable to contracts executed and to be full performed therein.

20. MODIFICATION OR ALTERATION: This Agreement sets forth the entire agreement between the parties hereto and replaces and supersedes all other agreements relating to the subject matter hereof. This Agreement cannot be modified, altered, amended or otherwise changed except by an agreement in writing signed by the parties hereto.

21. WAIVER: Any agreement on the part of a party hereto to any waiver of rights shall be valid only if set forth in an instrument in writing signed on behalf of such party. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

22. COUNTERPARTS: This Agreement may be executed in counterparts, all of which taken together shall be deemed one (1) original.

IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first set forth above.

SIBLING ENTERTAINMENT GROUP, INC. /s/ Victoria Maxwell Victoria Maxwell, Vice President Signed: January 9, 2006	THE RED HAT SOCIETY /s/ Sabrina Contreras Sabrina Contreras, Vice President Merchandising and Product Development Signed: January 9, 2006

EXHIBIT I

DEFINITIONS For purposes of this Agreement, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

1.            Adjusted Net Profits shall mean the balance of “Net Profits” available for distribution to the Members after the payment to third parties of any participation out of such “Net Profits”.

2.             Expenses means the aggregate of the Running Expenses, Production Expenses and Other Expenses of the Company.

3.             Gross Receipts shall mean all sums derived by the Company from (i) the presentation of the Play, (ii) the exploitation of any or all of its rights in the Play, (iii) interest earned on Company funds and (iv) disposition of physical assets acquired with Company funds.

4.            Gross Weekly Box Office Receipts or GWBOR shall have the meaning set forth in the contracts with creative personnel but shall substantially mean all sums received from all ticket sales to the Play, allocable to performances given in such week, less the following deductions:

1. Any Federal, State or Local admission taxes or any similar taxes which may be imposed on admissions;

2. Any commissions paid to unrelated third parties at customary and industry-standard rates in connection with theatre parties or benefits;

3. Those sums, if any, which are set aside for pension or welfare funds, of theatrical unions and ultimately paid to said funds;

4. Commissions or charges paid at customary and industry-standard rates in connection with group sales, credit card sales, benefit discounts or automated ticket distribution, or remote box office, e.g. Ticket Master;

5. So-called theatre restoration charges, if any.

6. subscription fees, discounts and reasonable booking fees;

7. Sums included as Gross Weekly Box Office Receipts in a prior Performance Week which were included for purposes of the Author’s Royalty calculation but which sums were subsequently refunded or uncollectible due to dishonored checks, invalidated credit card receipts or for any other reason;

8. Where applicable, Canadian GST, Canadian QST, Library discounts, VAT, and entertainment taxes, if any; and

9. Any amounts received for Charitable Performances given with the approval of Actor’s Equity Association, federal, state or local admission taxes;

5.            Net Profits shall mean the excess, if any, of Gross Receipts over Production Expenses, Running Expenses and Other Expenses.

6.            Other Expenses shall mean all expenses of whatsoever kind or nature, other than those referred to in the definitions of Production Expenses and Running Expenses hereof (and whether or not similar thereto), included in or in connection with or by reason of the operation of the business of the Company, including, without limitation, money paid or payable in connection with claims for plagiarism, libel or negligence and other claims of a similar or dissimilar nature.

7.            Production Expenses. Shall mean the total expenses, charges, operating losses and disbursements of whatsoever kind incurred by the production entity preliminary to the first public performance of the Play including, without limitation, all costs incurred in connection with the development of the Play, fees for the acquisition of rights, fees of designers, director, general manager, executive producer, company manager, business manager, theatre party representative, production assistants, production secretaries (none of whom need render their services exclusively in connection with the Play), cost of designing, building and lighting sets, costumes, properties, furnishings, curtains, drapes, electrical equipment, bonds and guarantees, insurance premiums, rehearsal charges and expenses, transportation charges, office facilities, legal, accounting and auditing expenses, advance advertising, copying, publicity and press expenses, theater costs and expenses, out-of-town losses if the Play is presented out-of-town, losses incurred during previews, preliminary advertising, special post-opening advertising, advance royalties, taxes of whatsoever kind or nature, a cash office charge to the Producer, expenses for replacement or substitution of any of the foregoing items and any and all other expenses usually included in the term “Production Expenses”.

8.            Recoupment shall mean that point in time when Net Profits first arise.

9.            Running Expenses shall mean all expenses, charges and disbursements of whatsoever kind actually incurred as running expenses of the production of the Play, including without limitation, author’s, director’s and designers’ royalties and other compensation, salaries and other compensation of Producer, associate producers, general manager, company manager, business manager, theatre party representative, production secretaries (none of whom need render their services exclusively in connection with the Play), cast, stagehands, musicians, theatre rentals and other charges, instrument rentals, transportation charges, office facilities, insurance, legal, accounting and auditing expenses, advertising, publicity and promotion expenses (including the usual advertising agency commissions and additional payments for merchandising, exploitation, sales promotion and publicity), maintenance and replacement costs of sets, props, costumes and lights, rentals of equipment and props from parties including the Managing Members, Members or Special Member of the Company, miscellaneous supplies, taxes of whatsoever kind or nature, other than income taxes of the Members and any and all other expenses usually included in the term “Running Expenses.”

10.            Subsidiary Rights. shall include, but are not limited to, Audio-Visual Productions (motion picture, television, videocassette and video disc productions; soundtrack albums, tapes and discs of all of the foregoing and all other kinds of visual and audio-visual productions in connection with the Play whether now existing or developed in the future), and live stage performances including, Stock, Amateur and Ancillary Performances, Revival Performances and commercial use products.

11.            Weekly Operating Profits shall mean for any week, Gross Weekly Box Office Receipts in excess of the Running Expenses for such week.